UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event report) November 30, 2012

Speedemissions, Inc.
(Exact name of registrant as specified in its charter)

Florida
(State or other jurisdiction of incorporation)

000-49688	33-0961488
(Commission File Number)	(IRS Employer Identification No.)

1015 Tyrone Road, Suite 220, Tyrone, Georgia	30290
(Address of principal executive offices)	(Zip Code)

(770) 306-7667
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01             Entry Into a Material Definitive Agreement.

On November 30, 2012, we entered into an Asset Purchase Agreement whereby we acquired the operating assets comprising five (5) emission testing centers owned by Auto Emissions Express, LLC ., a Georgia corporation, in a transaction described below in Item 2.01.

Item 2.01            Completion of Acquisition or Disposition of Assets.

On November 30, 2012, we completed the acquisition of certain operating assets comprising five (5) emission testing centers owned by Auto Emissions Express, LLC (“AEE”), a Georgia corporation. AEE owns and operates eleven (11) emission testing centers in the Atlanta, Georgia area, including the five (5) we purchased. After taking into consideration the acquisition of these five (5) emission testing centers, we now operate forty three (43) emissions testing centers in the Atlanta, Georgia; Houston, Texas; St. Louis, Missouri and Salt Lake City, Utah metropolitan areas, plus four (4) mobile units in the Atlanta, Georgia area.

In exchange for these operating assets, we paid AEE $425,000 on November 30, 2012. The shareholders of AEE were unrelated to us and our affiliates, and the purchase price was determined by arms-length negotiations. The purchase price was paid in cash by us using funds available under our existing credit agreement with TCA Global Master Credit, LP.

Item 9.01             Financial Statements and Exhibits

Pro forma financial statements for these acquired operating assets are not required to be filed.

(d)	EXHIBITS

Exhibit
Number	Description of Document

99.1	Form of Asset Purchase Agreement with Auto Emissions Express, LLC dated November 16, 2012

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2012	Speedemissions, Inc.,
a Florida corporation

/s/ Richard A. Parlontieri
By: Richard A. Parlontieri
Its: President, Chief Executive Officer